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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BELLSOUTH CORPORATION
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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FOR IMMEDIATE RELEASE

                                             CONTACT INFORMATION: Pattie Kushner
                                                           Phone: (404) 249-2365
                                                           Pager: (877) 284-4976
                                                  patricia.kushner@bellsouth.com


        BELLSOUTH FILES WITH SEC FOR LATIN AMERICA GROUP TRACKING STOCK SPECIAL SHAREHOLDERS' MEETING AND INITIAL PUBLIC OFFERING ANTICIPATED FOR
                                  LATE-SUMMER


     ATLANTA - March 29, 2000 - BellSouth Corporation (NYSE: BLS) announced today that it has filed with the Securities and Exchange Commission (SEC) a registration statement relating to its plans to create and issue a series of Common Stock to track the performance of its Latin American business.

     The registration statement relates to an initial public offering of shares of the tracking stock. Morgan Stanley Dean Witter and Goldman Sachs & Co. have been named as lead underwriters in connection with the offering of the Latin American tracking stock. Evercore Partners Inc. is acting as financial advisor to BellSouth.

     BellSouth also is filing a preliminary proxy statement today. The proxy statement relates to the special shareholders' meeting, which is expected to occur this summer. The proxy statement contains details about the terms of the tracking stock, BellSouth's Latin American businesses and the expected benefits of the tracking stock structure. Shareholders will be asked to approve a charter amendment creating a new capital structure to enable the issuance of the tracking stock.

ABOUT BELLSOUTH'S LATIN AMERICA GROUP

     With operations in ten Latin American countries - Argentina, Brazil, Chile, Ecuador, Guatemala, Nicaragua, Panama, Peru, Uruguay and Venezuela - covering a population of 176 million, BellSouth and its partners serve more than 6.2 million customers (or 4.2 million proportionate customers). In addition to cellular and PCS, these operations offer an array of communications services to business and residential customers, including domestic and international long distance calling, Internet and data services, directory operations and fixed wireless services.

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About BellSouth Corporation


     BellSouth (NYSE: BLS) is a $25 billion communications services company. It provides wireline and wireless telecommunications, Internet and data services, advertising and publishing products, and video and entertainment services to nearly 37 million customers in 19 countries worldwide.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     Shareholders should carefully review the definitive proxy statement when it is available because it will contain important information. Shareholders can view the proxy statement for free at the SEC's Internet Web site at www.sec.gov. Shareholders will receive the definitive proxy statement for free in connection with the solicitation of proxies for the special meeting.

                                      ###

NOTES:

Shareholders also can review BellSouth's Preliminary Proxy Statement that has been filed with the SEC by visiting BellSouth's Investor Relations web site at www.bellsouth.com/investor.
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Shareholders may direct questions to BellSouth Shareholder Services at
1-800-969-2372.